EXHIBIT 99.2


                                Eaton Vance Corp.
                          Open Registration Statements



   Registration Statement            Filing Date               Consent Date                  Filing Number
   ----------------------            -----------               ------------                  -------------

          Form S-3                  June 28, 1995              June 22, 1995                    33-60649
          Form S-8                  June 27, 1995              June 22, 1995                    33-60617
          Form S-8                  December 1, 1994           December 1, 1994                 33-56701
          Form S-8                  June 8, 1994               June 8, 1994                     33-54035
          Form S-8                  March 8, 1994              March 4, 1994                    33-52559
          Form S-8                  April 23, 1992             April 21, 1992                   33-47405
          Form S-8                  April 23, 1992             April 21, 1992                   33-47403
          Form S-8                  April 23, 1992             April 21, 1992                   33-47402
          Form S-8                  April 23, 1992             April 21, 1992                   33-47401
          Form S-3                  February 13, 1992          February 11, 1992                33-45685
          Form S-8                  September 16, 1991         September 16, 1991               33-42667
          Form S-8                  October 11, 1989           October 5, 1989                  33-31382
          Form S-8                  April 10, 1987             April 8, 1987                    33-13217


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